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                                                                   EXHIBIT 23.01




INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We consent to the incorporation by reference in this Annual Report of Outback Steakhouse, Inc., (the "Company") on Form 10-K of our report on the Consolidated Financial Statements of the Company dated February 21, 1997 included in the Company's Annual Report to Shareholders.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Tampa, Florida

March 28, 1997